Exhibit 10.12

Execution Version

RELATIVE RIGHTS AGREEMENT

THIS RELATIVE RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2018 (the “Closing Date”), among Barclays Bank PLC, as administrative agent under the ABL Credit Agreement (such term, and each other term used but not defined in this preamble or in the preliminary statements to this Agreement, having the meaning assigned thereto in Section 1.1), Barclays Bank PLC, as collateral agent under the ABL Credit Agreement, Barclays Bank PLC, as administrative agent under the Term Loan Agreement, U.S. Bank National Association, as trustee under the Indenture, and the Landlord, and acknowledged by each of the parties listed on the Schedule of Tenants attached hereto and incorporated herein by reference (collectively, the “Tenants”) and each of the parties listed on the Schedule of Guarantors attached hereto and incorporated herein by reference (collectively, the “Guarantors”, and together with the Tenants, the “Obligors”).

PRELIMINARY STATEMENTS

The Guarantors, the Tenants and the other borrowers and credit parties party thereto from time to time have entered into that certain ABL Credit Agreement dated as of the Closing Date (as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, including, for the avoidance of doubt, by a cash flow revolving credit facility, in each case, in accordance with Section 3.1(a), the “ABL Credit Agreement”), with the ABL Agents and the lenders party thereto from time to time, pursuant to which such lenders have made and will make certain extensions of credit available to the Tenants and other credit parties thereunder. Pursuant to that certain Security Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, in each case, in accordance with Section 3.1(a), the “ABL Security Agreement”), made by the Guarantors, the Tenants and the other grantors thereunder in favor of the ABL Agents, the ABL Lender Obligations are secured by the Loan Collateral.

The Guarantors, the Tenants and the other credit parties party thereto from time to time have entered into that certain Term Loan Credit Agreement dated as of the Closing Date (as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Term Loan Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), with the Term Loan Agent and the lenders party thereto from time to time, pursuant to which such lenders have made an extension of credit available to the borrowers thereunder. Pursuant to that certain Security Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Term Loan Security Agreement” and, together with the ABL Security Agreement, the “Security Agreements”), made by the Guarantors, the Tenants and the other grantors thereunder in favor of the Term Loan Agent, the Term Loan Lender Obligations are secured by the Loan Collateral.

The Guarantors, the Tenants and certain other direct and indirect subsidiaries of the Guarantors party thereto from time to time have entered into that certain Indenture dated as of the Closing Date (together with the senior notes issued thereunder, and in each case as amended, extended, restated, supplemented or otherwise modified, upsized, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a), the “Indenture”), with the Indenture Trustee, pursuant to which AHP Health Partners, Inc. will issue $535 million aggregate principal amount of its unsecured senior notes due 2026 on the Closing Date.

The Tenants and the Landlord are parties to the Master Lease, dated as of August 4, 2015 (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced prior to the Closing Date and, thereafter, from time to time, in accordance with Section 3.1(b), the “Master Lease”), pursuant to which the Landlord leased to the Tenants certain real property and real property interests described in the Master Lease, the improvements located thereon and the fixtures located thereon or affixed thereto.

The Creditors desire to enter into this Agreement to set forth their relative rights with respect to the assets of the Guarantors and the Tenants subject to the Liens created by the Security Agreements and the Loan Documents, subject to the Indenture, and subject to the Master Lease, and to enter into certain other agreements relating thereto, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings as used in this Agreement:

“ABL Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the ABL Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“ABL Agents” means, collectively, each of the ABL Administrative Agent and ABL Collateral Agent.

“ABL Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent under the ABL Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“ABL Credit Agreement” has the meaning set forth for such term in the first preliminary statement.

“ABL Lender Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the ABL Agents under the ABL Loan Documents, whether now existing or hereafter arising under the ABL Credit Agreement or the other ABL Loan Documents (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums and other amounts accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the lenders under the ABL Credit Agreement by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the ABL Loan Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the ABL Credit Agreement).

“ABL Loan Documents” means the “Loan Documents” (or similar term) as defined in the ABL Credit Agreement (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, in each case, in accordance with this Agreement.

“ABL Security Agreement” has the meaning set forth for such term in the first preliminary statement.

“Account Collateral” means, collectively, all of the following:

(a) all of the accounts, accounts receivable, payment intangibles, health-care insurance receivables and any other right to the payment of money in whatever form, of any of the Tenants, or any other indebtedness of any Person owing to any of the Tenants (whether constituting an account, chattel paper, document, instrument or general intangible), whether now owned or hereafter acquired, arising from the provision of merchandise, goods or services by the Tenants, or from the operations of any Tenant, in each of the foregoing instances solely from and at any Facility, including the right to payment of any interest or finance charges and other obligations with respect thereto;

(b) all of the rights, titles and interests of any of the Tenants in, to and under all supporting obligations and all other Liens and property subject thereto from time to time securing or purporting to secure any such accounts, accounts receivable, payment intangibles or other indebtedness owing to any of the Tenants;

(c) all of the rights, titles and interests of any of the Tenants in, to and under all guarantees, indemnities and warranties, letter-of-credit rights, supporting obligations, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such accounts, accounts receivable, payment intangibles or other indebtedness owing to any of the Tenants;

(d) all of the now owned or hereafter acquired deposits of any of the Tenants representing Proceeds from the foregoing accounts, accounts receivable, payment intangibles or other indebtedness and any deposit account into which the same may be deposited, all other cash collections and other Proceeds of the foregoing accounts, accounts receivable, payment intangibles or other indebtedness (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible), and all deposit accounts into which the same are deposited;

(e) all Proceeds (whether constituting accounts, chattel paper, documents, instruments or general intangibles) with respect to the foregoing; and

(f) all books and records with respect to any of the foregoing;

provided that Account Collateral shall exclude in each case any Landlord Exclusive Assets.

“Account Records” has the meaning set forth for such term in Section 3.5.

“Agents” means, collectively, the ABL Agents and the Term Loan Agent.

“Agreement” has the meaning set forth for such term in the preamble.

“Appraisal” means the most recent appraisal of the Option Assets conducted by an Appraiser.

“Appraiser” means an independent appraiser designated pursuant to Section 2.3(a) hereof and meeting the requirements for an “MAI Appraiser” as set forth in Section 9.2.6 of the Master Lease as in effect as of the Closing Date; provided that any other organization referred to therein shall also be approved by the Agents in their reasonable discretion.

“Approvable Transfer” has the meaning set forth for such term in Section 4.2.

“Authorizations” means, with respect to any Facility or Facilities, any and all licenses, permits, certifications, registrations, accreditations, certificates of need, certificates of exemption, approvals, waivers, variances and other authorizations issued by any Governmental Authority necessary or advisable for the use of such Facility(ies) for its primary intended use and receipt of reimbursement or other payments under any governmental payor in which such Facility(ies) participates (including the right to make any change to the nature of the Authorizations, and the right to transfer, move or apply for any of the foregoing).

“Bank Product Debt” has the meaning set forth in the ABL Credit Agreement as in effect on the Closing Date.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in New York, New York, are authorized, or obligated, by applicable law or executive order, to close.

“Cap Amount” means $375,000,000; provided, that solely for purposes of Section 2.6, “Cap Amount” means (a) $375,000,000 (as such amount is reduced pursuant to Section 2.3(a)), minus (b) the pro rata portion of the aggregate amount of principal repayments and prepayments (to the extent not financed with the proceeds of Indebtedness (other than (i) revolving Indebtedness and (ii) intercompany Indebtedness)) of principal in respect of (w) the Term Loan Lender Obligations, (x) the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) (to the extent of a corresponding permanent commitment reduction under the ABL Credit Agreement) and (y) any other indebtedness (in the case of revolving indebtedness, a corresponding permanent commitment reduction in respect thereof)

incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, in each case, specifically excluding any such payments in connection with a refinancing or replacement of the Term Loan Lender Obligations, the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any other obligations in respect of secured indebtedness incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, plus (c) the pro rata portion of the aggregate amount of all loans or commitment increases made pursuant to the terms of the Term Loan Documents or the ABL Documents or any other secured indebtedness incurred in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor; provided that in no event shall the Cap Amount (x) exceed $375,000,000 or (y) be less than the Cap Amount Floor; provided further, that, in connection with any refinancing or replacement of the Term Loan Lender Obligations, the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any obligations in respect of secured indebtedness incurred in compliance with Section 9.9(b) and subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, the Cap Amount shall automatically be re-set at $375,000,000. For purposes of this definition, “pro rata portion” shall be equal to (x) the amount of any principal repayment or prepayment as set forth in clause (b) above (to the extent not financed with the proceeds of Indebtedness (other than (i) revolving Indebtedness and (ii) intercompany Indebtedness)) (and, in the case of the ABL Lender Obligations (other than the ABL Lender Obligations under the ETMC Facility) or any other revolving indebtedness, the permanent commitment reduction thereunder) multiplied by (y) a fraction, (i) the numerator of which is the sum of the then outstanding principal amount of (A) the Tenant Lender Obligations (not to exceed, together with amounts included in clause (B), $375,000,000) and (B) the obligations of the Tenants under any other secured indebtedness incurred in compliance with Section 9.9(b) and subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor (not to exceed, together with amounts included in clause (A), $375,000,000), and (ii) the denominator of which is the sum of the then outstanding principal amount of (A) Term Loans under the Term Loan Agreement and commitments under the ABL Credit Agreement (other than the ABL Lender Obligations under the ETMC Facility), and (B) any other secured indebtedness incurred (including revolving commitments) in compliance with Section 9.9(b) that is subject to the Landlord Debt Purchase Option and to which a Tenant is a secured guarantor or secured obligor, in each case of clauses (i) and (ii), calculated as set forth in clause (b) above. The Tenants shall maintain proper books of record and account which reflect any principal repayments or prepayments that would reduce the Cap Amount, and provide a good faith calculation of the then applicable Cap Amount upon request of Landlord or Agent (together with reasonably supporting detail of such calculation).

“Cap Amount Floor” means an amount equal to the lesser of (i) $175,000,000 and (ii) the aggregate amount of ABL Lender Obligations outstanding at the time the Landlord Debt Purchase Option is exercised (other than the ABL Lender Obligations under the ETMC Facility).

“Closing Date” has the meaning set forth for such term in the preamble.

“Control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Credit Agreements” has the meaning set forth for such term in the second preliminary statement.

“Creditor Obligations” means collectively the Lender Obligations, the Indenture Obligations and obligations under any other indebtedness incurred in compliance with Section 9.9(b) with respect to which the creditor is joined hereto.

“Creditors” means, collectively, the Agents, the Indenture Trustee, the Landlord and any other creditor joined hereto pursuant to Section 9.9(b).

“Dispossession” has the meaning set forth for such term in Section 4.1(a).

“Election Notice” has the meaning set forth for such term in Section 2.6(a).

“ETMC Facility” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Facility” has the meaning set forth for such term in the Master Lease.

“Facility Provider Agreements” means provider agreements issued to or held by any Tenant pursuant to which any Facility(ies) are approved or eligible to receive reimbursement under any Third Party Payor Program.

“Fair Market Value” means the fair market value of the Option Assets that a willing, comparable, non-equity buyer would pay, and a willing, comparable lender would accept, at arm’s length for personal property comparable to the Option Assets; provided that in no event shall there be given any value to the Authorizations necessary or desirable for Tenants’ use of any portion of the Premises.

“Federal Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended.

“Financed Alterations” means the transactions set forth in Section 6.5.7 of the Master Lease as in effect on the Closing Date and in the Letter Agreement Regarding Kindred Hospital and Lovelace Medical Center Downtown Facilities between Ardent Medical Services Inc. and the Tenants as in effect on the Closing Date.

“Guarantors” has the meaning set forth for such term in the preamble and includes such Person’s successors and permitted assigns, and also includes the Guarantors as debtors-in- possession in a Proceeding under the Federal Bankruptcy Code.

“Indenture” has the meaning set forth for such term in the third preliminary statement.

“Indenture Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, under the Indenture (and any senior notes issued thereunder), whether now existing or hereafter arising under the Indenture (and any senior notes issued thereunder) (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the Indenture (and any senior notes issued thereunder) but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums and other amounts accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the noteholders under the Indenture (and any senior notes issued thereunder) by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Indenture (and any senior notes issued thereunder), in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon. For the avoidance of doubt, that all Indenture Obligations shall be unsecured.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and its successors, replacements and permitted assigns in such capacity.

“Landlord” means, collectively, the entities listed on the Schedule of Landlords attached hereto, and their successors, replacements and permitted assigns in such capacity.

“Landlord Asset Purchase Option” has the meaning set forth for such term in Section 2.3(a).

“Landlord Assignment Provisions” means the terms and conditions related to the Landlord Debt Purchase Option (a) with respect to the Term Loan Agent, including, without limitation, the provisions of Section 2.18 of the Term Loan Agreement, (b) with respect to the ABL Agent, including, without limitation, the provisions of Section 2.17 of the ABL Credit Agreement and (c) for any other indebtedness which is subject to the Landlord Debt Purchase Option, the applicable provisions of the loan documents for such Indebtedness.

“Landlord Debt Purchase Option” has the meaning set forth for such term in Section 2.6(a).

“Landlord Exclusive Assets” means (a) any security deposits, cash collateral, escrows, deposits, reserves, impounds or the like deposited with or held, established or maintained by the Landlord in accordance with the terms of the Lease Documents, and includes any letter of credit issued for the account of any Tenant or the Guarantors to the benefit of the Landlord with respect thereto and (b) in each case, all Proceeds thereof.

“Landlord’s Priority Rent Payments” means the Landlord’s right pursuant to Section 2.3 to receive, at the election of the Landlord, on a first-out priority basis, Proceeds of the Option Assets or an offset against the Option Assets Purchase Price in an aggregate amount for all such receipts and offsets, not to exceed the sum of three (3) months of the Minimum Rent then due under the Lease Documents.

“Lease Documents” means the Master Lease, any joinders thereto (if applicable), and all agreements, notes, instruments, certificates and other related documents (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, now or hereafter evidencing, reflecting or securing the liabilities, obligations, indemnities or undertakings of the Tenants pursuant to the Master Lease or delivered in connection therewith.

“Lease Event of Default” means an “Event of Default” (or similar term) as such term is defined in any Lease Document as in effect on the Closing Date.

“Lease Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the Landlord under the Lease Documents, whether now existing or hereafter arising under the Master Lease or the other Lease Documents (whether before or after the commencement of a Proceeding, or that would have accrued or become due under the terms of the Lease Documents but for the effect of the Proceeding, including, without limitation, all rent, interest, premiums and other amounts accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all rent, fees, costs, charges, expenses, reimbursement obligations, penalties, premiums and indemnities owed or owing to the Landlord under the Lease Documents by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Lease Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the Master Lease).

“Lease Payments” means (a) any payments of rents, impositions or other payments scheduled for payment in accordance with the terms of the Lease Documents, (b) any prepayments of up to three months’ rent under the Lease Documents (and in addition to the Landlord Exclusive Assets, which do not constitute a rent payment for purposes hereof), (c) any payments upon invoices submitted by the Landlord to a Tenant from time to time for payments which relate or pertain to the Lease Documents or the administration thereof or (d) any escrows, deposits, impounds or the like (including the Lease Collateral) deposited with or held, established or maintained by the Landlord in accordance with the terms of the Lease Documents, and any payments made to establish, restore or replenish any such escrows, deposits, impounds or the like and any payment of or from the Landlord Exclusive Assets or any such escrows, deposits, impounds or the like at the direction of the Landlord that is permitted under any Lease Document.

“Lender Obligations” means the ABL Lender Obligations and the Term Loan Lender Obligations.

“Lien” means any charge, claim, community property interest, deed of trust, condition, equitable interest, lien, mortgage, easement, encumbrance, servitude, right of way, option, pledge, purchase agreement, additional sale agreement, security interest, right of first refusal or restriction of any kind, including any restriction on use, transfer, receipt of income or right of exercise of any other attribute of ownership.

“Loan Collateral” means (a) those assets designated as “Collateral” (or similar term) under the ABL Credit Agreement and the other ABL Loan Documents and/or (b) those assets designated as “Collateral” (or similar term) under the Term Loan Credit Agreement and the other Term Loan Documents; provided, however, that “Loan Collateral” shall not include (i) the Purchased Option Assets, (ii) any Landlord Exclusive Assets, (iii) any Authorizations, (iv) any Facility Provider Agreements, (v) any leasehold mortgage interest or any other claim in the Master Lease or (vi) any real or personal property (including equipment and fixtures) owned by the Landlord.

“Loan Documents” means the ABL Loan Documents and the Term Loan Documents.

“Loan Event of Default” means an “Event of Default” (or similar term) as such term is defined in any ABL Loan Document or Term Loan Document, as the case may be.

“Master Lease” has the meaning set forth for such term in the fourth preliminary statement.

“Minimum Rent” has the meaning set forth for such term in the Master Lease as in effect on the Closing Date (but including, for the avoidance of doubt, any adjustments to such Minimum Rent pursuant to the terms of the Master Lease in effect as of the Closing Date).

“Option Asset Proceeds” has the meaning set forth for such term in Section 2.3(e).

“Option Assets” means that portion of Tenant Personal Property that, (i) pursuant to Section 9.2 of the Master Lease as in effect on the Closing Date, Landlord has an option to purchase and (ii) constitutes Loan Collateral.

“Option Assets Existing Liens” has the meaning set forth for such term in Section 2.3(a).

“Option Assets Purchase” has the meaning set forth for such term in Section 2.3(a).

“Option Assets Purchase Price” has the meaning set forth for such term in Section 2.3(a).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision, instrumentality or agency thereof.

“Premises” has the meaning set forth for such term in the Master Lease.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Proceeds” means, with respect to any particular item or asset, (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of such asset, (b) whatever is collected on, or distributed on account of, such asset, (c) rights arising out of such asset, (d) to the extent of the value of such asset, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, such asset and (e) to the extent of the value of such asset and to the extent payable to the debtor or secured party with respect thereto, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, such asset, including all “proceeds” as such term is defined in the UCC; provided that “Proceeds” of any Loan Collateral does not include in any event any of the Landlord Exclusive Assets.

“Purchase Option Period” has the meaning set forth for such term in Section 2.3(a).

“Purchase Option Trigger Event” means the occurrence of (i) any event permitting the Landlord to exercise the “Disposition Option” set forth in Section 9.2 of the Master Lease as in effect on the Closing Date or (ii) any Agent’s exercise of material remedies with respect to a Loan Event of Default.

“Purchase Price” has the meaning set forth for such term in Section 2.6(a).

“Purchased Option Assets” means any Option Assets actually purchased by Landlord in accordance with the exercise of its option to purchase such Option Assets, the Agents’ Liens on which have been automatically released pursuant to the terms and conditions set forth in Section 4.3, but excluding Option Asset Proceeds.

“Secured Parties” means “Secured Parties” (or similar term) as defined in the ABL Security Agreement and/or the Term Loan Security Agreement, as the context requires.

“Secured Swap Contracts” has the meaning set forth in the Term Loan Agreement or the ABL Credit Agreement, as the context requires, in each case as in effect on the Closing Date.

“Security Agreements” has the meaning set forth for such term in the second preliminary statement.

“Tenant Creditor Obligations” means, at any time, the proportion of the Creditor Obligations incurred or guaranteed by the Tenants at such time.

“Tenant Guarantees” means the guarantees provided by the Tenants pursuant to the Loan Documents.

“Tenant Lender Obligations” means, at any time, the Tenant Guarantees and the proportion of the Lender Obligations incurred by the Tenants at such time.

“Tenant Loan Collateral” means (i) the proportion of the Loan Collateral owned by the Tenants, (ii) the Tenants’ right, title or interest with respect to any other Loan Collateral not so owned, and (iii) the proportion of the Loan Collateral comprised of the equity interests of the Tenants owned by the other credit parties under the Loan Documents, and, in each case of clauses (i), (ii) and (iii), pledged in support of the Lender Obligations.

“Tenant Personal Property” has the meaning set forth for such term in the Master Lease as in effect on the Closing Date.

“Tenants” has the meaning set forth for such term in the preamble and includes such Person’s successors and permitted assigns, and also includes any Tenant as each debtor-in-possession in a Proceeding under the Federal Bankruptcy Code.

“Term Loan Agent” means Barclays Bank PLC, in its capacity as administrative agent under the Term Loan Documents, and its successors, replacements and permitted assigns in such capacity.

“Term Loan Agreement” has the meaning set forth for such term in the second preliminary statement.

“Term Loan Documents” means the “Loan Documents” (or similar term) as defined in the Term Loan Agreement (but is not deemed to include this Agreement), together with all amendments, extensions, renewals or supplements, refinancings or replacements thereto, in each case, in accordance with this Agreement.

“Term Loan Lender Obligations” means and includes any and all amounts due, and other obligations of the Tenants, the Guarantors or any of their affiliates, to the Term Loan Agent under the Term Loan Documents, whether now existing or hereafter arising under the Term Loan Agreement or the other Term Loan Documents (whether before or after the commencement of a Proceeding or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Proceeding, including, without limitation, interest, fees, charges and premiums accruing thereon after the commencement of a Proceeding without regard to whether or not such interest is an allowed claim), including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the lenders or other secured parties under the Term Loan Agreement by the Tenants, the Guarantors or any of their affiliates, arising under or in connection with this Agreement or the Term Loan Documents, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, the Obligations (as defined in the Term Loan Agreement).

“Term Loan Security Agreement” has the meaning set forth for such term in the second preliminary statement.

“Third Party Payor Programs” means any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant or patient by or from any governmental authority, governmental payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

“Triggering Event” means (i) an ABL Agent having declared the ABL Lender Obligations to be immediately due and payable in accordance with the terms of the ABL Credit Agreement, or such acceleration having otherwise occurred in accordance with the terms of the ABL Loan Documents, (ii) the Term Loan Agent having declared the Term Loan Lender Obligations to be immediately due and payable in accordance with the terms of the Term Loan Agreement, or such acceleration having otherwise occurred in accordance with the terms of the Term Loan Documents, (iii) the Minimum Rent having been in arrears for more than 30 calendar days or (iv) the commencement of a Proceeding with respect to any Tenant or the Guarantors.

“UCC” means the Uniform Commercial Code as in effect on the Closing Date in any applicable jurisdiction.

“Use Period” has the meaning set forth for such term in Section 3.6(b).

“Ventas Assigned Loans” means the loans assigned to the Ventas Assignee in connection with the Landlord Debt Purchase Option and pursuant to the Landlord Assignment Provisions.

“Ventas Assignee” means the Landlord or any affiliate of the Landlord, in each case, to the extent such entity is permitted by applicable law to purchase, hold or receive by assignment, loans in respect of the Term Loan Lender Obligations, ABL Lender Obligations or any other indebtedness which is subject to the Landlord Debt Purchase Option.

1.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all other undefined terms used in this Agreement shall, unless the context otherwise dictates, have the meanings given such terms in the UCC as in effect in the State of New York to the extent the same are used or defined therein. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

(b) The Agreement; Common Terms. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. The term “including” is not limiting and means “including without limitation.”

ARTICLE II.

RELATIVE RIGHTS AMONG THE CREDITORS IN CERTAIN ASSETS

2.1 Landlord Exclusive Assets.

(a) Each Agent acknowledges that the Landlord has informed the Agents that the Landlord has certain rights, including Liens, in the Landlord Exclusive Assets, and each Agent agrees that it has no right or Lien in the Landlord Exclusive Assets, and that the Landlord is entitled to manage the Landlord Exclusive Assets in its sole and absolute discretion, and without any obligation to give any Agent prior notice thereof, and the Landlord will have no liability to any Agent for, and each Agent hereby waives any claim it may now or hereafter have against the Landlord arising out of, any or all actions that the Landlord takes or omits to take with respect to such Landlord Exclusive Assets or any portion thereof. No Agent or Landlord shall directly or indirectly contest or encourage any other Person to contest the validity, perfection, priority or enforceability of the Landlord’s or any Agent’s Liens in the Landlord Exclusive Assets or the Loan Collateral, as applicable.

(b) Notwithstanding any provision in the Credit Agreements, the Security Agreements or any other Loan Documents to the contrary, the Loan Collateral does not include any of the Landlord Exclusive Assets or any assets set forth in the proviso in the definition of “Loan Collateral” and (i) each ABL Agent hereby releases any Lien it may have in the Landlord Exclusive Assets, and any assets set forth in the proviso in the definition of “Loan Collateral” under the ABL Credit Agreement, the ABL Security Agreement or any other ABL Loan Document, and (ii) the Term Loan Agent hereby releases any Lien it may have in the Landlord Exclusive Assets, and any assets set forth in the proviso in the definition of “Loan Collateral” under the Term Loan Agreement, the Term Loan Security Agreement or any other Term Loan Document. Each Agent shall, at the request of the Landlord, execute and deliver such other instruments and documents, and take such further action, as the Landlord may reasonably request to effect or evidence the termination of such Agent’s Lien in the Landlord Exclusive Assets or any assets set forth in the proviso in the definition of “Loan Collateral”, at the sole cost and expense of the Guarantors and the Tenants.

(c) As long as any of the Lease Documents remain in effect or any of the Landlord Obligations are outstanding, except with the prior written consent of the Landlord in each instance, the Agents shall not knowingly receive or accept in any manner any payments in respect of the ABL Loan Documents or the Term Loan Documents, as the case may be, directly from the Landlord Exclusive Assets. In the event and to the extent that an Agent shall receive any payments not otherwise permitted herein, such Agent shall be deemed to have received such payments in trust for the Landlord and shall immediately turn the same over in the form received (subject to endorsement where appropriate) to the Landlord for application to the amounts due under the Lease Documents.

(d) For the avoidance of doubt, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the Landlord and the Guarantors or the Tenants with respect to the exercise by the Landlord of any and all rights pursuant to the Master Lease or the other Lease Documents relating to or pertaining to the Landlord Exclusive Assets, or to any other assets that are not Loan Collateral.

2.2 Loan Collateral.

(a) The Landlord acknowledges that the Agents have informed the Landlord that the Agents have a Lien in the Loan Collateral, and the Landlord agrees (except to the extent of the Landlord’s right to receive the Landlord’s Priority Rent Payments) that it has no right or Lien in the Loan Collateral or the Proceeds thereof, in each case, except as paid to the Landlord pursuant to the terms and conditions hereof.

(b) The Landlord acknowledges the existence of the Agents’ Liens in the Loan Collateral to the extent set forth in Section 2.2(a).

(c) Notwithstanding any provision in the Lease Documents to the contrary, the Landlord Exclusive Assets do not include any of the Loan Collateral and the Landlord hereby releases any Lien it may have in the Loan Collateral under the Lease Documents. The Landlord shall, at the request of any Agent, execute and deliver such other instruments and documents, and take such further action, as any Agent may reasonably request to effect or evidence the termination of the Landlord’s Lien in the Loan Collateral, at the sole cost and expense of the Guarantors and the Tenants.

(d) Other than as expressly set forth herein, with respect to the Loan Collateral (other than the Option Assets and the Option Asset Proceeds, the management of which is set forth in Section 2.3, and subject to the limited license on Authorizations and Facility Provider Agreements set forth in Section 2.4), the Landlord agrees that the Agents are entitled to manage the Loan Collateral in their sole and absolute discretion, and without any obligation to give the Landlord prior notice thereof, and the Agents will have no liability to the Landlord for, and the Landlord will waive any claim it may now or hereafter have against the Agents arising out of, any or all actions that the Agents take or omit to take with respect to such Loan Collateral or any portion thereof.

(e) For the avoidance of doubt, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the ABL Agents, the Term Loan Agent, the Guarantors and the Tenants or other parties to the Loan Documents with respect to the exercise by the ABL Agents or the Term Loan Agent, as the case may be, of any and all rights pursuant to the ABL Credit Agreement and the other ABL Loan Documents or the Term Loan Agreement and the other Term Loan Documents, as the case may be, relating to or pertaining to the Loan Collateral.

2.3 Option Assets and Option Asset Proceeds.

(a) Subject to the terms of Section 2.3(b), each Agent and the Tenants hereby agree that at any time during the period beginning upon the giving of written notice by the Landlord of its intent to exercise the Landlord Asset Purchase Option following the occurrence of a Purchase Option Trigger Event and ending on the earlier of the date a Loan Event of Default that resulted in such Purchase Option Trigger Event (if any) is cured or waived or three (3) months following the occurrence of such Purchase Option Trigger Event (the “Purchase Option Period”), the Landlord may purchase (the “Landlord Asset Purchase Option”) all (but not less than all) of each Agent’s and the Tenants’ right, title and interest in the Option Assets (an “Option Assets Purchase”) that are located at a particular Facility or more than one Facility, as determined by the Landlord. The Landlord Asset Purchase Option will be exercised at (A) the Fair Market Value of such Option Assets as determined in accordance with Sections 2.3(a)(ii) (excluding, for the avoidance of doubt, any assets included in the Appraisal that are not Tenant Personal Property) and (iii) minus (B) an amount equal to the then current amount of unpaid rent (up to a cap equal to the Landlord’s Priority Rent Payments) minus (C) the amount of any Liens other than the Liens of the ABL Agents and the Term Loan Agent (the “Option Assets Existing Liens”) encumbering the Option Assets (the “Option Assets Purchase Price”). Upon payment of the Option Assets Purchase Price to the Agents, (i) the Proceeds of such Option Assets Purchase Price shall be applied to the ABL Lender Obligations or the Term Loan Lender Obligations, as applicable, in accordance with the ABL Loan Documents or the Term Loan Documents, as applicable, and the Cap Amount shall be reduced by the amount of the Option Assets Purchase Price (howsoever the Option Assets Purchase Price is applied) and (ii) each Tenant will transfer good title to all of the Purchased Option Assets, free and clear of any Liens (other than the Option Assets Existing Liens), and each Agent and Tenant will, at the request of the Landlord, execute and deliver such other instruments and documents as the Landlord may reasonably request to effect or evidence release of such Agent’s Liens on the Purchased Option Assets.

(i) Appraisal of Fair Market Value. Unless otherwise waived or extended by the Landlord and each Agent in writing, within 60 days following the end of the previous fiscal year, the Landlord and each Agent will designate (acting together) an Appraiser to determine the Fair Market Value of the Option Assets. The Borrowers (as defined in the Credit Agreements) shall use commercially reasonable efforts to cause the Appraiser so designated (or in the event that the Landlord and each Agent do not so designate an Appraiser within such 60 days, the Appraiser from the previous fiscal year shall be deemed so designated) to deliver an Appraisal that determines (at the sole cost and expense of the Tenants) the Fair Market Value of the Option Assets, such delivery to be completed within 180 days after the end of such previous fiscal year and to include a written report of the methodologies used and factors taken into account in determining such Fair Market Value.

(ii) Appraisal Dispute Resolution Mechanics.

(1) If the Landlord and the Agents (acting together) cannot agree on the identity of the Appraiser pursuant to Section 2.3(a)(ii), then the Landlord and the Agents (acting together) shall each within 10 days after written demand by the other select one Appraiser to participate in the determination of the Fair Market Value of the Option Assets (it being understood that (i) the fees and expenses incurred by the Appraiser selected by the Agents (acting together) in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Tenants and (ii) the fees and expenses incurred by the Appraiser selected by the Landlord in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Landlord). Within 10 days of such selection, the Appraisers so selected by the parties shall select a third Appraiser (it being understood that the fees and expenses incurred by such third Appraiser in connection with such Appraiser’s determination of the Fair Market Value of the Option Assets under this Section 2.3(a)(ii) shall be borne by the Landlord). The three selected Appraisers shall each determine the Fair Market Value of the Option Assets within 30 days of the selection of the third appraiser. The Tenants shall pay the fees and expenses of any Appraisers retained by such party pursuant to this Section 2.3(a)(ii).

(2) If either of the Landlord or the Agents (acting together) fails to select an Appraiser within the time period set forth in Section 2.3(a)(ii)(1), the Appraiser selected by the other party shall alone determine the Fair Market Value of the Option Assets, in accordance with the provisions of this Section 2.3, and the Fair Market Value of the Option Assets so determined shall be binding upon the parties. If the Appraisers selected by the parties are unable to agree upon a third Appraiser within the time period set forth in

Section 2.3(a)(ii)(1), then either party may, at Tenant’s expense, request that the American Arbitration Association or any successor organization thereto appoint a third Appraiser meeting the qualifications set forth below within 20 days after such request, and both parties shall be bound by any appointment so made within such 20 day period. If no such third Appraiser shall have been appointed in such manner within such 20 day period or within 90 days after either party’s demand for the selection of Appraisers as provided in this Section 2.3, either Landlord or the Agents (acting together) may apply to any court having jurisdiction to have such appointment made by the court.

(3) Within five days after completion of the third Appraiser’s appraisal, all three Appraisers shall meet and a majority of the Appraisers shall attempt to determine the Fair Market Value of the Option Assets. Each Appraiser shall share its methodologies, calculations and backup workpapers with each of Landlord, the Agents and the Obligors. If a majority is unable to determine the Fair Market Value of the Option Assets at such meeting, the three appraisals shall be averaged by adding them together and dividing their total by three. The resulting quotient shall be the Fair Market Value of the Option Assets. In any event, the result of the foregoing appraisal process shall be final and binding.

(b) Notwithstanding the terms of Section 2.3(a), there shall be no more than two Purchase Option Periods in respect of the Option Assets in the aggregate, and there shall not be more than two separate Option Asset Purchases in respect of the Option Assets in the aggregate (which may, for the avoidance of doubt, relate to more than one Facility).

(c) No Agent may enforce remedies or foreclose against the Option Assets during the Purchase Option Period, but shall have access to the Option Assets and each Agent shall be entitled (subject to the terms and conditions of this Agreement, including as set forth under this Section 2.3, and customary or appropriate indemnities (which will be consistent with the indemnities set forth in Section 3.6) to take such actions as it may deem reasonably necessary to preserve and protect the value of the Option Assets. During the Purchase Option Period, the Option Assets will remain at the Facility or Facilities and be available for use in connection with the ordinary course of business being run at such Facility or Facilities.

(d) In the event the Landlord does not exercise its Landlord Asset Purchase Option, and an Agent subsequently forecloses, sells or disposes of any Option Assets or the Lien related to the Option Assets, such Agent shall promptly upon receipt thereof pay or turn over to the Landlord, from the net proceeds of any such foreclosure, sale or disposition, an amount equal to the then-current amount of unpaid rent (up to a cap equal to the Landlord’s Priority Rent Payments).

(e) The Landlord acknowledges that, to the extent provided in the Loan Documents, each Agent will retain or create, as applicable, a Lien in the Proceeds of any purchase by the Landlord of Option Assets (“Option Asset Proceeds”).

(f) For the avoidance of doubt and without limitation of and subject to the provisions of Section 2.3(e), nothing in this Section 2.3 shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the ABL Agents, the Term Loan Agent and the Guarantors or the Tenants with respect to the ABL Agents’ rights under the ABL Loan Documents and the Term Loan Agent’s rights under the Term Loan Documents in connection with the sale of Option Assets and the use of Proceeds therefrom.

(g) Upon the expiration or earlier termination of the Master Lease, or with respect to any Dispossession, the Landlord may exercise the “Disposition Option” set forth in Section 9.2 of the Master Lease; provided, however, that as among the Agents and the Obligors, it is agreed that as long as any ABL Lender Obligations or Term Loan Lender Obligations or commitments under the ABL Loan Documents are outstanding (other than indemnities and other contingent ABL Lender Obligations or Term Loan Lender Obligations not then due and payable) such Disposition Option (or any other option to purchase Option Assets pursuant to the Master Lease) may only be exercised as the Landlord Asset Purchase Option under this Agreement and shall be governed pursuant to the terms and conditions of this Agreement notwithstanding any term to the contrary in the Master Lease. Except as set forth in the prior sentence, nothing in this Agreement shall be construed to modify, delay, excuse, interrupt, stay or alter in any respect any arrangements and agreements between the Landlord and the Guarantors or the Tenants with respect to the exercise by the Landlord of any and all rights pursuant to the Master Lease or the other Lease Documents relating to or pertaining to the Option Assets and the Option Asset Proceeds.

2.4 Authorizations and Facility Provider Agreements.

(a) Subject to the terms of Section 2.4(c), each Agent agrees that it has no Lien in the Authorizations or the Facility Provider Agreements, and that the Landlord is entitled to manage the Authorizations and the Facility Provider Agreements in its sole and absolute discretion, and without any obligation to give any Agent prior notice thereof, and the Landlord will have no liability to any Agent for, and each Agent will waive any claim it may now or hereafter have against the Landlord arising out of, any or all actions that the Landlord takes or omits to take with respect to such Authorizations or Facility Provider Agreements or any portion thereof.

(b) Notwithstanding any provision in the Credit Agreements, the Security Agreements or any other Loan Documents to the contrary, the Loan Collateral does not include any of the Authorizations or the Facility Provider Agreements and (i) each ABL Agent hereby irrevocably releases any Lien it may have in the Authorizations and the Facility Provider Agreements under the ABL Credit Agreement, the ABL Security Agreement or any other ABL Loan Document, and (ii) the Term Loan Agent hereby irrevocably releases any Lien it may have in the Authorizations and the Facility Provider Agreements under the Term Loan Agreement, the Term Loan Security Agreement or any other Term Loan Document. Each Agent shall, at the request of the Landlord, execute and deliver such other instruments and documents, and take such further action, as the Landlord may reasonably request to effect or evidence the termination of such Agent’s Lien in the Authorizations or the Facility Provider Agreements, as the case may be, at the sole cost and expense of the Guarantors and the Tenants.

(c) Solely for the purpose of enabling the ABL Agents or the Term Loan Agent, as the case may be, to exercise their respective rights and remedies under the ABL Loan Documents or the Term Loan Documents, as the case may be, with respect to Loan Collateral at such time as the ABL Agents or the Term Loan Agent, as the case may be, are lawfully entitled to exercise such rights and remedies, the Landlord grants (to the extent held by the Landlord) to the applicable Agent (or shall not object to any Tenant or Guarantors granting to the applicable Agent) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Landlord) to use any of the Authorizations or the Facility Provider Agreements necessary for the entitlement to and collection of any Loan Collateral or exercise of remedies against any Loan Collateral.

(d) Any Authorizations or Facility Provider Agreements, or Proceeds thereof, knowingly (including as a result of having been advised by the Landlord to that effect) received by an Agent (other than as a result of the collection of Proceeds of Loan Collateral) shall be held in trust and shall be promptly paid over to the Landlord until the Lease Obligations are paid and performed in full (other than indemnities and other contingent Lease Obligations not then due and payable) or otherwise applied as a court of competent jurisdiction may direct and the full waiver by the Landlord of any Lease Events of Default.

2.5 Lease Payments. Each Agent acknowledges and agrees that, notwithstanding anything herein or in its respective Credit Agreement, Security Agreement and any other of its respective Loan Documents to the contrary, and notwithstanding such Agent’s Lien in the Account Collateral, no Agent will take any actions or make any claims to recoup from the Landlord or require the Landlord to turn over, surrender or pay over to the ABL Agents, the Term Loan Agent or any other Person, as the case may be, or claim any Lien in, any Lease Payments that are paid to and received by the Landlord from the Guarantors or any Tenant in accordance with the terms of the Master Lease or the other Lease Documents even if such Lease Payments are indisputably Proceeds of Account Collateral or other Loan Collateral, or otherwise contest or encourage the Guarantors or any Tenant to contest the Landlord’s application of any such Lease Payments; provided that solely in respect of payments paid or received after the initiation of a Proceeding against any Tenant or the Guarantors or following the acceleration of the ABL Lender Obligations or the Term Loan Lender Obligations, as the case may be, and the commencement of foreclosure proceedings against the Account Collateral (in each case, other than with respect to Landlord’s Priority Rent Payments, which will be governed in accordance with Section 2.3 of this Agreement), and in respect of any realization of Loan Collateral during the pendency of such Proceeding or foreclosure proceeding, each of the Agents and Landlord shall have the relevant rights and remedies available to it under applicable law.

2.6 Landlord Debt Purchase Option.

(a) At the Landlord’s option, but without obligation on the part of the Landlord, within fifteen (15) Business Days (by 3:00 P.M. Central time on such 15th day) after the earlier of (x) the Landlord’s receipt of all information under clause (b) below following any Agent’s or the Tenants’ notifying the Landlord in writing that a Triggering Event has occurred under and pursuant to the ABL Loan Documents or the Term Loan Documents, as the case may be, or (y) the Landlord electing in its sole discretion to exercise such option following the occurrence of a Triggering Event, the Landlord shall be permitted to deliver an irrevocable written notice to the relevant Agent (an “Election Notice”) regarding the Landlord’s desire to acquire (through an assignment of loans) from the applicable lenders (acting through the applicable Agent) all (but not less than all) of the right, title, and interest of each such lender in and to the Tenant Lender Obligations and such Agent’s rights in and title to the Tenant Loan

Collateral, by paying to the relevant Agent (for the benefit of the relevant lenders) in cash a purchase price (the “Purchase Price”) equal to the lesser of the principal amount of the Lender Obligations at such time and the Cap Amount (plus any accrued, unpaid interest and premiums (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit in an amount equal to 103% of their face amount, but excluding, for the avoidance of doubt, any indemnity obligations, other indemnities and any contingent obligations, in each case, in respect of which no claim has been made, and any Secured Swap Contracts, hedging obligations, Bank Product Debt, cash management and other similar obligations) (the “Landlord Debt Purchase Option”), whereupon the relevant lenders and Agent shall, without representation, recourse, or warranty whatsoever (except that the relevant lenders shall make such representations and warranties set forth for assignments by a lender to a non-affiliated person pursuant to the applicable terms and conditions of the ABL Loan Documents or the Term Loan Documents, in each case as in effect on the Closing Date, as applicable), (i) assign Tenant Lender Obligations in an aggregate principal amount equal to the Purchase Price and the corresponding security interests in the Tenant Loan Collateral to the Ventas Assignee in accordance with the Landlord Assignment Provisions and (ii) to the extent applicable, release any right, title and interest with respect to the relevant Tenant Lender Obligations of each Tenant (including, if applicable, the release of such lender’s or Agent’s right in, title to and liens on the Tenant Loan Collateral) in respect of any loans held by such lender or Agent which are not assigned to the Ventas Assignee in accordance with clause (i); provided that the relevant lenders and the Agents hereby releases and discharges each Tenant, and its successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of action, damages and liabilities of any nature whatsoever against the Released Parties which relates, directly or indirectly, to the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (other than any claims, causes of action, damages or liabilities related to indemnity obligations, to the extent directly attributable to any Tenant, in each case, in respect of the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (excluding for the avoidance of doubt, reimbursement of expenses in connection with amending, negotiating preparing or administering any Term Loan Documents or ABL Documents) from actions arising prior to the exercise of the Landlord Debt Purchase Option (and unrelated thereto)) (the consummation of the transactions described in this sentence, “Ventas Assignment and Lender Release”). The allocation of loans to be assigned to the Ventas Assignee among the Creditor Obligations subject to the Landlord Debt Purchase Option shall be determined by the applicable Agents so long as the aggregate principal amount of loans assigned to the Ventas Assignee is no less than the Purchase Price. Upon the consummation of the Ventas Assignment and Lender Release , only the Ventas Assigned Loans shall be secured by the Tenant Loan Collateral and receive the benefit of guarantees from the Tenants, and the Ventas Assigned Loans shall also receive the benefit of fully subordinated, silent second, passive unsecured guarantees from each of the guarantors of the Lender Obligations that are not Tenants on subordination terms to be mutually agreed among the Ventas Assignee, the Tenants, such guarantor entities and the relevant lenders and Agents (provided, for the avoidance of doubt, that the Ventas Assignee shall have no rights or control with respect to the guarantors and their activities). For the avoidance of doubt, nothing herein affects the rights of Landlord (or any of its affiliates) under the Lease Documents or as a holder of any other indebtedness (other than Creditor obligations subject to the Landlord Debt Purchase Option and the Ventas Assigned Loans). The payment of the Purchase Price and the consummation of the Ventas Assignment and Release shall occur fifteen (15) Business Days after the Landlord provides such Election Notice. The Landlord shall have the right, prior to the closing of such transaction, upon at least twenty-four (24) hours’ prior written notice to the relevant Agent, to request a certified copy of the loan register in respect of the Lender Obligations and, from the Tenants, a certified statement as to the Cap Amount (including reasonably detailed documentation supporting such calculation) that is reasonably acceptable to the Landlord as well as a certified statement as to the amounts outstanding under the relevant Tenant Lender Obligations. The Tenants and the Guarantors shall give or cause to be given any consents, releases or other authorizations reasonably required by the Landlord for such Ventas Assignment and Lender Release at the Tenants’ sole cost.

(b) Following the occurrence and during the continuation of a Triggering Event, upon the reasonable written request of the Landlord, each Agent agrees that it shall promptly, and in any event within five (5) Business Days after such request from the Landlord, deliver (i) (with respect to the ABL Agents) copies of borrowing base reports and any supporting information related thereto received from the Tenants to the Landlord (and the Tenants hereby consent to the delivery thereof) and (ii) a statement of the applicable amounts due at such time to the relevant Agent with respect to the Lender Obligations and the relevant Tenant Lender Obligations, including an itemized statement with details reasonably acceptable to the Landlord setting forth the amount of all such unpaid principal, accrued and unpaid interest and other amounts payable at such time in accordance with the terms of the relevant Loan Documents (and the Tenants hereby irrevocably consent to the delivery thereof).

(c) In connection with the payment of the Purchase Price and the Ventas Assignment and Lender Release, the relevant lenders and the relevant Agents shall comply with the applicable Landlord Assignment Provisions and execute and deliver such documents, instruments and agreements as are necessary or as reasonably requested by Landlord to effect the Ventas Assignment and Lender Release and maintain a perfected prior security interest in and lien upon the Tenant Loan Collateral. By its execution hereof, each of the Obligors, on behalf of itself and the other co-borrowers under the Loan Documents, hereby acknowledges and agrees to the Ventas Assignment and Lender Release contemplated in this Section 2.6 without further action or consent by any such person.

(d) Each Agent on behalf of itself and the lenders represented by such Agent hereby irrevocably consents to the provisions of this Section 2.6 and the consummation of the Ventas Assignment and Lender Release upon the receipt by the relevant Agent of the Purchase Price (including that, with respect to the loans so assigned pursuant to the Ventas Assignment and Lender Release, the Ventas Assignee shall be an eligible assignee for purposes of any Loan Document or other relevant indebtedness documents notwithstanding anything therein to the contrary).

(e) Upon the consummation of the transactions contemplated by this Section 2.6, any claim the Indenture Trustee and the noteholders under the Indenture or any other unsecured creditor joined pursuant to Section 9.9(b) have against the Tenants with respect to the unsecured guaranty provided by the Tenants of the Indenture Obligations or such additional unsecured indebtedness shall be automatically released and discharged in accordance with the terms of the Indenture or the relevant indebtedness documents, as applicable.

(f) For the avoidance of doubt, the Obligations (as defined in the ABL Credit Agreement in effect on the date hereof) under the ETMC Facility are not subject to the Landlord Debt Purchase Option contemplated by this Section 2.6 or to the Landlord Debt Purchase Option.

2.7 Indenture. The Indenture Trustee hereby acknowledges that the interests of the noteholders under the Indenture are unsecured, and neither the Indenture Trustee nor any of such noteholders has any ownership interest in, or lien on or claim upon, any Loan Collateral, Landlord Exclusive Assets, Purchased Option Assets, Authorizations, Facility Provider Agreements, leasehold mortgage interest or other claim in the Master Lease or real or personal property (including equipment and fixtures) owned by the Landlord. The Indenture Trustee shall have no duty to calculate the Cap Amount or confirm the compliance of the Tenants with the Cap Amount.

ARTICLE III.

CERTAIN AGREEMENTS

3.1 Amendment Restrictions.

(a) The Tenants and Guarantors and the Agents and Indenture Trustee may modify, supplement, extend, amend, restate, renew, refinance, upsize or replace the documents evidencing the Creditor Obligations in accordance with their respective terms, as the case may be, without the consent of the Landlord; provided, however, that the prior written consent of the Landlord shall be required in order for any Tenant or Guarantor and any Agent or Secured Party or the Indenture Trustee or the other lender or holder of Creditor Obligations, as applicable, to agree to (i) increase any interest rate or any yield payable by one or more of the Tenants as a borrower or guarantor (other than due to fluctuation of a floating index rate agreed to in the Loan Documents on the Closing Date, the replacement of LIBOR in a manner consistent with market practice, or the application of default interest (to the extent the default interest rate does not increase beyond that which may be applied upon the existence of a Loan Event of Default under the Loan Documents as in effect on the Closing Date)) or any participation fee for letters of credit which are based on such interest rate, including by increasing the “applicable margin”, “applicable rate” or similar component of the interest rate or by modifying the method of computing interest (other than due to the replacement of LIBOR) or by creating any new, or increasing any, interest rate “floors,” by more than 5.0% per annum in the aggregate above such applicable margin or applicable rate as in effect on the Closing Date, (ii) increase the aggregate principal amount of loans or commitments and the aggregate face amount of letters of credit, in each case which constitute Tenant Creditor Obligations that are unsecured or secured by the Tenant Loan Collateral or otherwise under the Loan Documents, Indenture or other agreement or instrument with respect to any Creditor Obligations above the Cap Amount, (iii) amend the Loan Documents in a manner adverse to the Landlord with respect to the exercise or implementation of the Landlord Debt Purchase Option and (iv) no Tenant shall become a borrower or guarantor under the ETMC Facility.

(b) The Landlord may modify, supplement, extend, amend, refinance or replace the Lease Documents without the consent of the Agents or Indenture Trustee or any other creditor that may execute a joinder; provided, however, that the prior written consent of the Agents (but not the Indenture Trustee) shall be required in order to (i) agree to any shortening of the tenor of the Master Lease, any consensual termination of the Master Lease or any event that would effectuate such shortening of tenor or termination; provided, however, that in each case the Tenants and the Landlord may at any time agree on amendments to shorten the tenor of the Master Lease to the extent necessary to qualify the Master Lease as an operating lease under the relevant applicable accounting principles and (ii) agree to any increase in Minimum Rent or other rent payable pursuant to the Lease Documents in excess of (A) 5% per annum of the Landlord’s investment in the Premises, plus (B) increases due to scheduled increases in Minimum Rent or other rent payable pursuant to the Lease Documents as set forth in the Master Lease as in effect on the Closing Date, plus (C) increases in Minimum Rent or other rent payable pursuant to the Lease Documents due to acquisitions or other investments by the Tenants, Guarantors or their subsidiaries or by the Landlord or its affiliates that are leased to the Tenants or their subsidiaries, plus (D) any increases in Minimum Rent or other rent payable pursuant to the Lease Documents as a result of Financed Alterations at one or more Facilities.

(c) The Agents and the Landlord agree to provide each other with copies of any material amendment, supplement, release, discharge or other modification to the Loan Documents or Lease Documents, as applicable, promptly after entering therein. Solely with respect to the Indenture, the Tenants agree to provide the Agents and the Landlord with copies of any material amendment, supplement, release, discharge or other modification to the Indenture promptly after entering therein. Notwithstanding the foregoing, the failure by any Agent, the Tenants or the Landlord to provide such copies shall not constitute a default, waiver or modification of any term of this Agreement, any of the Loan Documents, the Indenture or the Lease Documents or related to the Loan Collateral or affect the rights or interests of the Agents or the Landlord under this Agreement, any of the Loan Documents, the Indenture or the Lease Documents or in the Loan Collateral.

3.2 Limitation on Indebtedness. The aggregate principal amount of Tenant Creditor Obligations (including, without limitation, (i) the amount of loans and the face amount of letters of credit constituting ABL Lender Obligations or Term Loan Lender Obligations and the principal amount of Indenture Obligations, as the case may be, but excluding (ii) the aggregate principal amount of Secured Swap Contracts and Bank Product Debt, in each case of clauses (i) and (ii), incurred or guaranteed by the Tenants), whether unsecured or secured by the Tenant Loan Collateral or otherwise will not exceed the Cap Amount. Except as set forth in the immediately following sentence, each Agent and the Indenture Trustee, as applicable, hereby agrees that the Tenants will have no liability to such Agent or the Indenture Trustee in excess of the Cap Amount, and each Agent and the Indenture Trustee hereby waives any claim against any Tenant, and releases any Lien in any property of Tenant securing, any amount in excess of the Cap Amount (other than in respect of any liabilities in respect of indemnity payments to the extent directly attributable to any Tenant, in each case, in respect of the Lender Obligations, the Term Loan Documents, the ABL Documents or the transactions relating thereto (excluding for the avoidance of doubt, liabilities related to reimbursement of expenses in connection with amending, negotiating preparing or administering any Term Loan Documents or ABL Documents)). For the avoidance of doubt, the Cap Amount will not operate to limit interest (except as a result of restricting capitalization thereof), fees, premiums, expenses and indemnity obligations (other than as a result of indemnities resulting from the failure to pay the principal amount of Tenant Creditor Obligations and the face amount of letters of credit constituting ABL Lender Obligations) relating to the aggregate principal amount of Tenant Creditor Obligations and letters of credit that do not exceed the Cap Amount. For the avoidance of doubt, the Cap Amount (including for purposes of Section 9.9(b)) shall not operate to limit the amount of Creditor Obligations or any other indebtedness incurred or guaranteed by any party to the Loan Documents or Indenture on or after the date hereof, whether pursuant to the Loan Documents, the Indenture or otherwise, other than the Tenants; provided such amount of Creditor Obligations or other indebtedness incurred or guaranteed by any Tenants, the Guarantors or any Consolidated Subsidiary (as such term is defined in the Master Lease) thereof on or after the date hereof and permitted to be incurred or guaranteed hereunder shall not, at the time of incurrence thereof, exceed an amount equal to (x) $50,000,000 plus (y) an unlimited amount so long as on a Pro Forma Basis (as such term is defined in the Master Lease) after giving effect to such incurrence and the consummation of any transactions related thereto, the Consolidated Guarantor Leverage Ratio (as such term is defined in the Master Lease) does not exceed 6.25:1.00, and the Tenants shall deliver a certificate to the Landlord and each Agent setting forth such calculation and a senior officer of the Tenant shall certify compliance therewith (for the avoidance of doubt, the threshold set forth in this proviso is an incurrence test and not a maintenance test). The limitations on the incurrence of indebtedness set forth in the immediately preceding proviso shall not apply to any refinancing or replacement of indebtedness outstanding on the Closing Date or any indebtedness originally incurred in compliance with the terms hereof so long as the aggregate principal amount of such refinancing or replacement indebtedness does not exceed the aggregate principal amount of such replaced or refinanced indebtedness, plus any accrued, unpaid interest, premiums and penalties (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit, and fees, expenses, original issue discount and upfront fees incurred in connection with such refinancing or replacement.

3.3 Notices upon Events of Default.

(a) The Landlord will provide copies of all written notices of, and all written notices during the continuance of, a Lease Event of Default under the Lease Obligations to the Agents substantially concurrently with provision thereof to the Tenants (provided that failure to provide such copies of notices to the Agents shall not affect the Agents’ obligations hereunder or give rise to any liability on the part of the Landlord).

(b) Without limitation of (and in addition to) the deliveries required by Section 2.6(b), each Agent will promptly notify the Landlord upon the occurrence of (A) such Agent having declared the relevant Lender Obligations to be immediately due and payable in accordance with the terms of the relevant Credit Agreement, or such acceleration having otherwise occurred in accordance with the terms of the relevant Loan Documents, or (B) a Loan Event of Default of which the relevant Agent has actual knowledge or such Agent’s exercise of material remedies with respect to a Loan Event of Default.

3.4 Agents’ Right to Cure. At any time following the occurrence and during the continuation of a Lease Event of Default that the Landlord intends to declare as such, the Landlord shall notify (to the extent Landlord has knowledge thereof) the Agents of such Lease Event of Default and any Agent may thereafter or after notice of a Lease Event of Default from any Tenant or Guarantors cure (if and when curable) in whole (but not in part) such Lease Event of Default, so long as such cure is completed within the time period given to the Tenants to cure such Lease Event of Default under the Master Lease. No Agent shall have the obligation or duty to cure or cause to be cured any Lease Event of Default of any Obligor under any Lease Document.

3.5 Cross-Acceleration. Notwithstanding anything to the contrary in the Lease Documents or the Loan Documents, Landlord may declare an “Event of Default” (as defined in the Master Lease) upon acceleration of any of the Lender Obligations (and may not do so based solely upon the existence of an “Event of Default” under the Loan Documents), and the ABL Administrative Agent or Term Loan Agent may declare a Loan Event of Default under the ABL Loan Documents or the Term Loan Documents, as the case may be, upon the declaration of a termination of the Master Lease by the Landlord prior to its scheduled term (and may not do so based solely upon the existence of an “Event of Default” under the Master Lease). Except as set forth in the prior sentence, the Landlord and each of the ABL Administrative Agent and Term Loan Agent may declare an “Event of Default” under the Master Lease and an “Event of Default” under each of the ABL Loan Documents or the Term Loan Documents, respectively, in accordance with their respective terms.

3.6 Agents’ Access to Books and Records.

(a) Each Agent acknowledges and agrees that the Landlord is the lessor of the Premises, and the owners of the fee interest comprising the Premises, including the premises upon which certain of the Loan Collateral and records concerning the Loan Collateral are located. Each Agent further agrees that, notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Agents’ Lien on the books, records and documents constituting a part of the Loan Collateral (collectively, the “Account Records”), shall not give the Agents the right to remove, convey, assign or otherwise physically transfer such Account Records located at a Facility, without the Landlord’s express prior written consent (not to be unreasonably withheld) and only to the extent permitted by applicable law; provided that:

(i) subject to privacy and other applicable laws, the Landlord’s consent shall not be required with respect to copying such materials or the transfer, assignment or conveyance of the Agents’ Lien in such Account Records; and

(ii) subject to privacy and other applicable laws, during the Use Period and in accordance with Section 3.6(b) below, the Agents may make copies and/or abstracts of the Account Records.

(b) The Landlord agrees that (A) in connection with the exercise of any Agent’s remedies against a Tenant with respect to the Loan Collateral or (B) if the Landlord should acquire possession of a Facility pursuant to an actual or constructive Dispossession of a Tenant, the Agents will have a period (the “Use Period”) of 180 calendar days to enter upon and use the Facilities, at the Tenants’ sole expense, in any manner that is not disruptive in any material respect to the operations of the Facility or the rights of the persons located in the Facility (it being understood that any collection in respect of Account Collateral shall not in and of itself be deemed to be disruptive to the operations of the Facility or the rights of the persons located in a Facility), solely in order to assemble the Loan Collateral (other than for the avoidance of doubt, Option Assets during the Purchase Option Period, which 180-calendar-day period with respect to the Option Assets shall commence upon the termination of the Purchase Option Period), inspect, copy or download information stored on such premises, process raw materials or work-in-process into finished inventory, with respect to such Loan Collateral only, take possession of, move, package, prepare and advertise for sale or disposition, sell (by public auction, private sale otherwise, whether in bulk, in lots or otherwise), store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of the Agents in and to such Loan Collateral.

(c) Each Agent shall promptly repair, at such Agent’s expense, and indemnify the Landlord for any physical damage to the Premises actually caused by removal of the Loan Collateral by or through such Agent.

ARTICLE IV.

DISPOSSESSION AND TRANSFERS; REMOVAL OF LOAN COLLATERAL

4.1 Dispossession.

(a) At any time permissible pursuant to the terms of the Lease Documents, the Landlord may exercise any rights and remedies under the Lease Documents, including to the effect of consummating any actual or constructive dispossession of any Tenant from any Facility (any such dispossession as to such Facility, a “Dispossession”) and seeking a new tenant, and in respect of the Landlord Exclusive Assets.

(b) The Agents shall not interfere in any manner (other than in any manner that is not disruptive in any material respect to the rights and remedies of the Landlord) with any Dispossession for a period not to exceed nine (9) months from the date the Landlord initiates material enforcement of such Dispossession. Nothing contained in this Section 4.1, however, shall restrict any Agent from enforcing its rights and remedies in respect of the Account Collateral or Option Assets (or, for the avoidance of doubt, other Loan Collateral) (but, with respect to the Option Assets, only after the expiration of the applicable Option Period (except as otherwise set forth in Section 2.3(c)).

4.2 Permitted Transfers. No Agent shall (by operation of law or otherwise) foreclose or otherwise dispose of or sell any direct or indirect equity interest (that, in each case, constitutes all or a portion (whether controlling or not) of the Loan Collateral) of any Tenant or any Person or group of Persons Controlling the Tenant (an “Approvable Transfer”) unless the Applicable Transfer Conditions (as such term is defined in the Master Lease as in effect on the Closing Date) are satisfied with respect to the entering into and the consummation of such Approvable Transfer and such Approvable Transfer constitutes a Permitted Transfer (as such term is defined in the Master Lease as in effect on the Closing Date) under the Master Lease.

4.3 Removal of Loan Collateral. If the Landlord has terminated the Master Lease as to a particular Facility, the Landlord may, but shall have no obligation to, remove the applicable Loan Collateral from such Facility and store such Loan Collateral for release to the applicable Agent (at the cost of Tenants). Other than as provided herein, the Landlord further agrees that, so long as the Lender Obligations remain outstanding, and without limitation of Section 2.3, the

Landlord will not (A) remove any of the Loan Collateral from the Premises or (B) hinder the applicable Agent’s actions in removing its Loan Collateral from the Premises. Without limitation of the Landlord’s above-referenced right to remove and store the Loan Collateral at the Tenant’s expense, the Landlord acknowledges that no Agent shall have any obligation to remove the Loan Collateral from the Premises.

ARTICLE V.

PROCEEDINGS

5.1 The terms of this Agreement shall survive and be applicable in any Proceeding. Notwithstanding anything to the contrary herein, (a) in any Proceeding commenced by or against the Guarantors or any Tenant, a Creditor may file a claim or statement of interest with respect to the Guarantor’s or such Tenant’s obligations to such Creditor, (b) a Creditor may take any action (not adverse to the Liens on the Loan Collateral or Landlord Exclusive Assets, as the case may be, securing the Guarantor’s or Tenants’ obligations to the other Creditor or the rights of the other Creditor to exercise remedies in respect thereof) to preserve or protect its Lien on or interest in the Loan Collateral or Landlord Exclusive Assets, as the case may be, in accordance with the terms of this Agreement, (c) a Creditor shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or liens of such Creditor, including, without limitation, any claims secured by the Loan Collateral, if any, in each case in accordance with the terms of this Agreement, (d) a Creditor shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Guarantors or any Tenant arising under either the Federal Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and (e) a Creditor shall be entitled to file any proof of claim and other filings, make any arguments and motions, and vote on any proposed plan of reorganization or other dispositive plan, that are, in each case, in accordance with, and not otherwise prohibited by, the terms of this Agreement, with respect to the Guarantor’s or any Tenant’s obligations to such Creditor and the Loan Collateral.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

REPRESENTATIONS & WARRANTIES

7.1 Each of the Creditors represents and warrants to the other Creditors that: (a) this Agreement has been duly executed and delivered by such Creditor; (b) such Creditor has full power and authority to execute, deliver and perform its obligations under this Agreement; (c) all required consents for such Creditor’s execution, delivery and performance of this Agreement have been obtained, and (d) this Agreement constitutes a legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability).

ARTICLE VIII.

AGREEMENTS AND REPRESENTATIONS & WARRANTIES BY AGENTS

8.1 By its signature, each Agent executes this Agreement by and on behalf of itself and the lenders from time to time under, in the case of the ABL Agents, the ABL Credit Agreement, and in the case of the Term Loan Agent, the Term Loan Agreement, and represents and warrants that it is duly authorized to execute this Agreement on its behalf and on behalf of such lenders. By its signature, the Indenture Trustee executes this Agreement by and on behalf of itself and the noteholders from time to time under the Indenture, and represents and warrants that it is duly authorized to execute this Agreement on its behalf and on behalf of such noteholders. References herein to the ABL Agents shall be deemed to also include reference to the lenders under the ABL Credit Agreement, and references herein to the Term Loan Agent shall be deemed to also include reference to the lenders under the Term Loan Agreement.

8.2 The ABL Agents have delivered to the Landlord true, correct and complete copies of the ABL Credit Agreement, the ABL Security Agreement and the other ABL Loan Documents, together with all amendments thereto as of the Closing Date, the Term Loan Agent has delivered to the Landlord true, correct and complete copies of the Term Loan Agreement, the Term Loan Security Agreement and the other Term Loan Documents, together with all amendments thereto as of the Closing Date, and the Tenants have delivered to the Landlord true, correct and complete copies of the Indenture, together with all amendments thereto as of the Closing Date. The Landlord has delivered to the Agents true, correct and complete copies of the Lease Documents, together with all amendments thereto as of the Closing Date.

ARTICLE IX.

MISCELLANEOUS

9.1 Agreements Absolute. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any of the Creditors with respect hereto shall affect or impair the terms or conditions hereof.

9.2 Termination. This Agreement shall terminate when either (a) all of the parties hereto mutually agree in writing to terminate this Agreement or (b) all of the Creditor Obligations, refinancings of any such Creditor Obligations or all of the Lease Obligations have been paid in full (other than indemnity and other contingent obligations in respect of which no claim has been made) and all of such Creditor’s Loan Documents and documents related to the Indenture or other Creditor Obligations or Lease Documents (other than this Agreement), as the case may be, have been terminated, and until such time this Agreement shall be continuing and irrevocable.

9.3 Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of Lender Obligations or Lease Obligations are rescinded or must otherwise be returned by the lenders under any Credit Agreement or the Landlord, as the case may be, in the event of a Proceeding, all as though such payment had not been made. Without limitation to the foregoing, in the event that any Lender Obligations or Lease Obligations are avoided, disallowed or subordinated pursuant to Section 548 of the Federal Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the Federal Bankruptcy Code, the provisions of this Agreement shall continue to be effective or be reinstated, as the case may be but only to the extent of such avoidance, disallowance or subordination.

9.4 Effect of Agreement. This Agreement shall not modify, affect or impair in any way any of the rights and priorities of the Creditors relative to any of the rights and priorities of any other creditors (unsecured or secured), subject to Section 9.9(b), of the Guarantors or the Tenants. The Guarantors and the Tenants are signing this Agreement below solely for the purpose of signifying their consent to the terms and conditions hereof and their agreement to be bound hereby and to make certain other acknowledgments and agreements with respect hereto, all as expressly set forth below, but nothing in this Agreement is intended or shall be construed to confer any rights upon the Guarantors and the Tenants, and the Guarantors and the Tenants are not a beneficiary of any of the terms and conditions of this Agreement except as expressly set forth in Section 2.3(a)(ii)(3), 2.3(g) or 9.6 hereof, the first proviso in Section 9.9(a) hereof or Section 9.9(b) hereof. Except as expressly provided herein, this Agreement is not intended to affect, limit or in any way diminish the Landlord’s rights under the Lease Documents, the Agents’ rights under the Loan Documents or the Indenture Trustee’s or noteholders’ rights under the Indenture (or any other creditor’s rights under any loan or other debt documentation under indebtedness permitted by Section 9.9(b)) that the Landlord, the Agents or the Indenture Trustee (or such other creditor), as applicable, possess or purport to possess with respect thereto, insofar as the rights of third parties are concerned. In the event of any conflict or inconsistency between the terms of this Agreement and those of any Loan Documents, Lease Documents or the Indenture, the terms of this Agreement shall govern as between the Agents and the Landlord or the Indenture Trustee and the Landlord, as applicable. For the avoidance of doubt, nothing herein shall modify the individual rights and duties of the Indenture Trustee, set forth in Sections 7.01, 7.02 and 7.03 of the Indenture.

9.5 No Agency. Nothing contained in this Agreement or otherwise will in any event be deemed to constitute any party the agent of any other party for any purpose nor to create any fiduciary relationship between or among the Agents, the Indenture Trustee or the Landlord.

9.6 No Third Party Beneficiary. The terms and conditions of this Agreement (including without limitation, Section 3.2 hereof) are solely for the benefit of the Creditors and may be relied upon and enforced solely by the Creditors and their respective successors, assigns and transferees. No other person is intended as a third party beneficiary hereunder, except that the Tenants and Guarantors are third party beneficiaries of Section 2.3(a)(ii)(3) and 2.3(g) hereof, this Section 9.6, the first proviso contained in Section 9.9(a) hereof and Section 9.9(b) hereof.

9.7 Choice of Law; Waiver of Jury Trial; Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. In any such litigation, each of parties hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the provider at its address set forth on the signature pages hereof.

9.8 Entire Agreement; Severability. This Agreement embodies the entire agreement and understanding of the parties hereto concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter contained herein. If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect. For the avoidance of doubt, upon the effectiveness of this Agreement on the Closing Date, this Agreement shall supersede and replace in its entirety any prior relative rights agreement between or among any of the parties hereto, and all such prior agreements shall be deemed terminated and of no further force and effect.

9.9 Amendment; Waivers.

(a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Landlord and the Agents and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment, waiver, consent or other modification that directly affects the rights or obligations of any Obligor under this Agreement or is sought to be enforced against such Obligor shall require the consent of such Obligor, provided, further, that the consent of the Indenture Trustee shall not be required in connection with any amendment, waiver, consent or other modification of this Agreement unless such amendment, waiver, consent or other modification directly affects the rights or obligations of the Indenture Trustee under this Agreement or is sought to be enforced against the Indenture Trustee. No failure on the part of each of either the Landlord, the Indenture Trustee or the Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise hereof or the exercise of any other right.

(b) Notwithstanding anything to the contrary herein, the Tenants, the Guarantors and their respective affiliates shall be permitted to enter into, guaranty and incur other or additional indebtedness under new credit facilities, indentures, instruments or other documentation so long as, in each case, (i) to the extent execution of a relative rights agreement by such creditor is required pursuant to Section 5.17 of the Master Lease, the agent, lender, trustee or other representative of creditors in respect of such indebtedness enters into a joinder agreement (executed solely by such agent, lender, trustee or other representative of creditors) to this Agreement whereby such agent, lender, trustee or other representative of creditors agrees on behalf of itself and the lenders, creditors or holders of such indebtedness to be bound by and subject to all of the terms and provisions of this Agreement as if such agent, lender, trustee or other representative of creditors were a party to this Agreement on the Closing Date as an Agent or the Indenture Trustee, as applicable, (ii) the principal amount of the obligations thereunder incurred or guaranteed by Tenants (whether unsecured or secured by Tenant Loan Collateral) (together with the principal amount of all other Tenant Creditor Obligations) (excluding any amount of Secured Swap Contracts (or similar term as defined in the documents governing such indebtedness) and Bank Product Debt (or similar term as defined in the document governing such indebtedness) does not exceed the Cap Amount, (iii) the interest rate or yield applicable thereto shall be subject to the limitations set forth in Section 3.1(a) of this Agreement and (iv) the aggregate principal amount of indebtedness permitted under this Section 9.9(b) shall not exceed, at the time of incurrence, an amount equal to (x) $50,000,000 plus, (y) an unlimited amount so long as on a Pro Forma Basis (as such term is defined in the Master Lease) after giving effect to such incurrence and the consummation of any transactions related thereto, the Consolidated Guarantor Leverage Ratio (as such term is defined in the Master Lease) does not exceed 6.25:1.00, and the Tenants shall deliver a certificate to the Landlord setting forth such calculation and a senior officer of the Tenants shall certify compliance therewith (for the avoidance of doubt, the threshold set forth in this clause (iv) is an incurrence test and not a maintenance test). For the avoidance of doubt, the limitations on the incurrence of indebtedness set forth in clauses (i) (to the extent such agent or trustee is already a party to this Agreement) and (iv) of this Section 9.9(b) shall not apply to any refinancing or replacement of indebtedness outstanding on the Closing Date or any indebtedness originally incurred in compliance with the terms hereof so long as the aggregate principal amount of such refinancing or replacement indebtedness does not exceed the aggregate principal amount of such replaced or refinanced indebtedness, plus any accrued, unpaid interest, premiums and penalties (if any), letter of credit reimbursement obligations, fees and expenses and provision for cash collateralization of any outstanding undrawn letters of credit, and fees, expenses, original issue discount and upfront fees incurred in connection with such refinancing or replacement. The parties hereto acknowledge and agree that (i) any creditor joined to this Agreement pursuant to this Section 9.9(b) shall constitute a Creditor hereunder and be considered an Agent or Indenture Trustee, to the extent designated as such, (ii) with respect to any indebtedness incurred pursuant to this Section 9.9(b) under which a Tenant is a secured guarantor or secured obligor, the assets designated as “Collateral” (or similar term) under the documentation governing such other secured indebtedness shall constitute Loan Collateral hereunder, (ii) to the extent any indebtedness incurred pursuant to this Section 9.9(b) and subject to such joinder is secured by Tenant Loan Collateral, such indebtedness shall constitute Lender Obligations and be considered ABL Lender Obligations or Term Loan Lender Obligations, as applicable, to the extent designated as such and shall be subject to the Landlord Debt Purchase Option and the Landlord Asset Purchase Option, and (iii) to the extent any indebtedness incurred pursuant to this Section 9.9(b) and subject to such joinder is unsecured but incurred or guaranteed by a Tenant, such indebtedness shall constitute Creditor Obligations and be considered Indenture Obligations to the extent designated as such, and, in each case, the relevant provisions hereof and related defined terms hereunder pertaining to each such term shall apply to, and bind, such additional indebtedness and additional creditor.

(c) No provision of any secured indebtedness that is incurred in compliance with this Section 9.9(b) and subject to the Landlord Debt Purchase Option may be amended or waived with respect to the exercise or implementation of the Landlord Debt Purchase Option in a manner adverse to the Landlord without the consent of the Landlord.

9.10 Notices. All notices, requests or demand hereunder shall be in writing and shall be effective upon receipt and shall be sent by one of the following means: certified mail, return receipt requested, postage prepaid; first class mail, postage prepaid; Federal Express or other reputable overnight courier service; telecopy; electronic mail, with no mail undeliverable or other rejection notice, if sent by email; or by hand delivery, and in each case shall be addressed as set forth below:

(a) If to the ABL Collateral Agent:

Barclays Bank PLC

745 7th Avenue

New York, NY 10019

Attention: Komal Ramkirath

Telephone:+ 1 212 526 7471

Email: komal.ramkirath@barclays.com/itmny@barclays.com

(b) If to the ABL Administrative Agent:

Barclays Bank PLC

745 7th Avenue

New York, NY 10019

Attention: Komal Ramkirath

Telephone: + 1 212 526 7471

Telecopier: + 1 212 526 5115

Electronic Mail: komal.ramkirath@barclays.com/itmny@barclays.com

(c) If to the Term Loan Agent:

Barclays Bank PLC

745 7th Avenue

New York NY 10019

Attention: Peter Oberrender

Telephone: 212.526.6687

Electronic Mail: Peter.oberrender@barclays.com/ltmny@barclays.com

(d) If to the Indenture Trustee:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Reference: AHP Health Partners, Inc.

Telecopier: (651) 466-7430

Electronic Mail: donald.hurrelbrink@usbank.com

(e) If to the Landlord:

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

500 North Hurstbourne Parkway

Suite 200

Louisville, Kentucky 40222

Attention: Lease Administration

Telephone: (502) 357-9000

Fax No.: (502) 357-9001

with copies to:

c/o Ventas Realty, Limited Partnership

353 N. Clark Street, Suite 3300

Chicago, IL 60654

Attention: Legal Department

Telephone: (312) 660-3800

Fax No.: (312) 660-3850

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Maureen Dixon and Sandford Perl

Electronic Mail: maureen.dixon@kirkland.com

sandford.perl@kirkland.com

Facsimile: 312-862-2200

(f) If to the Tenants and/or Guarantors:

Tenants and Guarantors:

Ardent Legacy Acquisitions, Inc.

c/o Ardent Health Services

One Burton Hills Boulevard, Suite 250

Nashville, Tennessee 37215

Attn: Stephen C. Petrovich

Fax: 615-296-6384

with copies to:

Equity Group Investments

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attn: Philip G. Tinkler, Jon Wasserman and Joseph Miron

Fax: 312-454-0335

and

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attn: Annie C. Wallis

Electronic Mail: awallis@sidley.com

Each party hereto may by written notice to the others designate a new or different address to which notices and demands should be sent hereunder. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

9.11 Assignment.

(a) No Agent or Indenture Trustee shall assign or transfer any of its rights under this Agreement or its Loan Documents, Lender Obligations, Liens, Indenture or Indenture Obligations (or any interest therein), as the case may be, unless such Agent’s or Indenture Trustee’s transferee or assignee agrees in writing that it has acquired such rights hereunder, under the Loan Documents, Lender Obligations, Liens, Indenture or Indenture Obligations (or interest therein) subject to the terms and conditions of this Agreement and that such assignee and transferee shall be fully bound hereby to the same extent as was the case with respect to the assigning or transferring Creditor. Nothing in this Section 9.11(a) shall limit the rights of the Indenture Trustee to resign or the rights of any other party to the Indenture to resign or the rights of any other party to the Indenture to appoint a successor indenture trustee under the Indenture.

(b) Landlord may assign and transfer its interest in the Lease Documents and its rights hereunder; provided, however, that (other than as a result of a merger of Landlord or any affiliate of Landlord, the sale of all or substantially all of Landlord’s assets (or any affiliate’s assets) or otherwise by operation of law) the Landlord Asset Purchase Option Purchase Option and the rights associated therewith may not be assigned or transferred to any third party without the consent of the Agents (not to be unreasonably withheld, conditioned or delayed). Any assignee or transferee of the Landlord’s interest hereunder shall agree in writing that it has acquired such rights hereunder and under the Master Lease subject to the terms and conditions of this Agreement, and such assignee shall be bound hereby to the same extent as was the case with respect to the assigning or transferring Landlord.

(c) Subject to Section 9.9(b) hereof, nothing in this Agreement, including without limitation Section 3.1 hereof and this Section 9.11, shall release the Tenants and Guarantors from their obligations pursuant to Section 5.17 of the Master Lease, or amend, modify or otherwise alter the terms and conditions of the Master Lease.

9.12 Controlling Agreement. In the event of any conflict or inconsistency between the Loan Documents, the Indenture or the Lease Documents, on the one hand, and this Agreement, on the other hand, as between the Agents and the Landlord or the Indenture Trustee and the Landlord, or as between any Agent or any Indenture Trustee, the provisions of this Agreement shall govern. Notwithstanding anything herein to the contrary, this Agreement shall not modify the individual rights and duties of the Indenture Trustee set forth in Sections 7.01, 7.02 and 7.03 of the Indenture.

9.13 Execution in Counterparts; Facsimile. This Agreement may be executed in counterparts and by facsimile signature or electronic transmission of a PDF copy, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9.14 Agreement Among Creditors. Each of the Agents and the Indenture Trustee party hereto agree on behalf of themselves and the respective lenders and noteholders that, although the ABL Loan Documents, the Term Loan Documents and the Indenture each separately state that the maximum principal liability of the Tenants is equal to the Cap Amount, and debt incurred in compliance with Section 9.9(b) may also state that it is equal to the Cap Amount, such Cap Amount applies to all Tenant Creditor Obligations outstanding at the applicable time of determination and in no event shall the Tenants’ principal liability to all such Creditors (taken as whole) exceed the Cap Amount at any time. Accordingly, a given class of Creditors may recover from the Tenants in an amount that is less than the Cap Amount.

9.15 Expense Reimbursement: The Tenants agree to pay or reimburse (a) the Landlord for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof, including the reasonable fees and documented out-of-pocket expenses and disbursements of one counsel for the Landlord and (b) the Landlord for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, including all reasonable fees and documented out-of-pocket expenses and disbursements of one counsel for the Landlord.

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IN WITNESS WHEREOF, the Creditors have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date and year first above written.

BARCLAYS BANK PLC, as the ABL Collateral Agent

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to Relative Rights Agreement]

BARCLAYS BANK PLC, as the ABL Administrative Agent

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to Relative Rights Agreement]

IN WITNESS WHEREOF, the Creditors have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date and year first above written.

BARCLAYS BANK PLC, as the Term Loan Agent

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Relative Rights Agreement]

U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Relative Rights Agreement]

LANDLORD:

VTR HILLCREST MC TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST HS TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAILEY MC, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HEART HOSPITAL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE WH, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

[Signature Page to Relative Rights Agreement]

VTR LOVELACE WESTSIDE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE ROSWELL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR LOVELACE MC & REHAB, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR HILLCREST CLAREMORE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

VTR BAPTIST SA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Vice President and Treasurer

[Signature Page to Relative Rights Agreement]

OBLIGORS’ ACKNOWLEDGMENT, CONSENT AND AGREEMENT

The undersigned Obligors hereby acknowledge and consent to the execution, delivery and performance of that certain Relative Rights Agreement (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Agreement”; capitalized terms used herein and not otherwise defined are as defined in the Agreement) among Barclays Bank PLC, as collateral agent under the ABL Credit Agreement defined in the Agreement (in such capacity, the “ABL Collateral Agent”), Barclays Bank PLC, as administrative agent under the ABL Credit Agreement (in such capacity, the “ABL Administrative Agent” and together with the ABL Collateral Agent, the “ABL Agents”), Barclays Bank PLC, as administrative agent under the Term Loan Agreement defined in the Agreement (in such capacity, the “Term Loan Agent” and, together with the ABL Agents, the “Agents”), U.S. Bank National Association, as trustee under the Indenture defined in the Agreement (in such capacity, the “Indenture Trustee”), and VTR Hillcrest MC Tulsa, LLC, VTR Hillcrest HS Tulsa, LLC, VTR Bailey MC, LLC, VTR Heart Hospital, LLC, VTR Lovelace WH, LLC, VTR Lovelace Westside, LLC, VTR Lovelace Roswell, LLC, VTR Lovelace MC & Rehab, LLC, VTR Hillcrest Claremore, LLC and VTR Baptist SA, LLC, each a Delaware limited liability company (collectively, the “Landlord”). By signing below, the undersigned Obligors further agree to be bound by the provisions of the Agreement as they relate to the relative rights, remedies and priorities of the Creditors and the respective obligations of the undersigned to the Creditors; provided, however, that (except as expressly provided in Section 2.3(g) of the Agreement) nothing in the Agreement shall amend, modify, change or supersede the respective terms of any of the Loan Documents or the Lease Documents as between any of the Creditors, on the one hand, and the applicable Obligors, on the other hand, and, in the event of any conflict or inconsistency between the terms of the Agreement and those of any of the Loan Documents, Indenture, or the Lease Documents, (x) the terms of the Agreement shall govern as between the Agents and the Landlord and the Indenture Trustee and the Landlord, and (y) the terms of such Loan Documents, the Indenture or such Lease Documents shall govern as between the Creditor involved, on the one hand, and the applicable Obligors, on the other hand. The undersigned Obligors hereby acknowledge and agree that upon any refinancing, replacement or other similar amendment of the Term Loan Documents and the Term Loan Lender Obligations thereunder or the ABL Loan Documents and the ABL Lender Obligations thereunder, as the case may be, the Obligors shall be subject to the provisions of Section 5.17 of the Master Lease and Section 9.9(b) of the Agreement. The undersigned Obligors further agree that the terms of the Agreement shall not give any Obligor any substantive rights relative to any of the Creditors, other than as set forth in Section 2.3(a)(ii)(3), 2.3(g) and Section 9.6 of the Agreement, the first proviso contained in Section 9.9(a) of the Agreement and Section 9.9(b) of the Agreement. Subject to Section 9.9 of the Agreement, the undersigned Obligors further agree that if any payment by any Obligor to any Creditor must be released by such Creditor pursuant to the terms of the Agreement, such Obligor’s obligation to make such payment to such Creditor shall be reinstated.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned Obligors have caused their respective duly authorized officers to execute this Acknowledgment, Consent and Agreement as of the date and year first above written.

TENANT:

AHS Hillcrest Medical Center, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

AHS Southcrest Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

AHS Tulsa Holding, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

RV Properties, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

[Signature Page to Relative Rights Agreement]

AHS Oklahoma Physician Group, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

Bailey Medical Center, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

AHS Claremore Regional Hospital, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

Lovelace Health System, Inc., a New Mexico corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

Southwest Medical Associates, LLC, a New Mexico limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

[Signature Page to Relative Rights Agreement]

BSA Hospital, LLC,
a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

GUARANTOR: ARDENT HEALTH PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

AHP HEALTH PARTNERS, INC.,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

ARDENT LEGACY HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

ARDENT LEGACY ACQUISITIONS, INC.,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

[Signature Page to Relative Rights Agreement]

BSA Hospital, LLC,
a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

GUARANTOR:

ARDENT HEALTH PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

AHP HEALTH PARTNERS, INC.,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

ARDENT LEGACY HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: Executive VP, General Counsel & Secretary

[Signature Page to Relative Rights Agreement]

SCHEDULE OF TENANTS

1.	AHS Hillcrest Medical Center, LLC, a Delaware limited liability company

2.	AHS Southcrest Hospital, LLC, a Delaware limited liability company

3.	AHS Tulsa Holdings, LLC, a Delaware limited liability company

4.	RV Properties, LLC, a Delaware limited liability company

5.	AHS Oklahoma Physician Group, LLC, a Delaware limited liability company

6.	Bailey Medical Center, LLC, a Delaware limited liability company

7.	AHS Claremore Regional Hospital, LLC, a Delaware limited liability company

8.	Lovelace Health System, Inc., a New Mexico corporation

9.	Southwest Medical Associates, LLC, a New Mexico limited liability company

10.	BSA Hospital, LLC, a Texas limited liability company

SCHEDULE OF GUARANTORS

1.	Ardent Health Partners, LLC, a Delaware limited liability company

2.	AHP Health Partners, Inc., a Delaware corporation

3.	Ardent Legacy Holdings, LLC, a Delaware limited liability company

4.	Ardent Legacy Acquisitions, Inc., a Delaware corporation

SCHEDULE OF LANDLORDS

1.	VTR Hillcrest MC Tulsa, LLC, a Delaware limited liability company

2.	VTR Hillcrest HS Tulsa, LLC, a Delaware limited liability company

3.	VTR Bailey MC, LLC, a Delaware limited liability company

4.	VTR Heart Hospital, LLC, a Delaware limited liability company

5.	VTR Lovelace WH, LLC, a Delaware limited liability company

6.	VTR Lovelace Westside, LLC, a Delaware limited liability company

7.	VTR Lovelace Roswell, LLC, a Delaware limited liability company

8.	VTR Lovelace MC & Rehab, LLC, a Delaware limited liability company

9.	VTR Hillcrest Claremore, LLC, a Delaware limited liability company

10.	VTR Baptist SA, LLC, a Delaware limited liability company